Exhibit 10.03
FISHER SCIENTIFIC INTERNATIONAL INC.
DEFERRED COMPENSATION PLAN
Effective January 1, 2006

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FISHER SCIENTIFIC INTERNATIONAL INC.
DEFERRED COMPENSATION PLAN
     The Fisher Scientific International Inc. Deferred Compensation Plan (the “Plan”) is hereby adopted effective as of January 1, 2006 by Fisher Scientific International Inc., a Delaware corporation (the “Company”), for the benefit of a select group of the management and highly compensated employees of the Company and of its affiliated entities.
Background Information
     A. The Company desires to adopt the Plan in order to provide certain of its highly compensated and management employees with the opportunity to defer a portion of their base salary and bonus amounts otherwise payable to them.
     B. The Company intends for the Plan to be an unfunded, nonqualified deferred compensation arrangement as provided under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to satisfy the requirements of a “top hat” plan thereunder and under Labor Regulation Section 2520.104-23.
     C. The Plan is intended to comply with the requirements of The American Jobs Creation Act of 2004 (“AJCA”) and new Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). To the extent inconsistent with Section 409A or regulations or guidance issued thereunder, this Plan shall be amended and/or interpreted to conform to such requirements within applicable time limitations established by the Internal Revenue Service (“IRS”).
ARTICLE I
DEFINITIONS AND GENERAL PROVISIONS
     1.1 Definitions. Unless the context requires otherwise, the terms defined in this Article shall have the meanings set forth below unless the context clearly requires another meaning. When the defined meaning is intended, the term is capitalized:
     (a) Account. The bookkeeping account described in Section 3.3 under which contributions and earnings are credited on behalf of a Participant.
     (b) Base Salary. The base compensation earned by an Eligible Employee for services rendered and paid in accordance with normal payroll practice.
     (c) Beneficiary. The person(s) entitled to receive any distribution hereunder upon the death of a Participant. The Beneficiary for benefits payable under this Plan shall be the beneficiary designated by the Participant in accordance with procedures established by the Management Subcommittee as of the Participant’s date of death, or, in the absence of any such designation, the Participant’s estate.
     (d) Board. The Board of Directors of the Company.

     (e) Bonus. An amount paid or payable by the Employer to an Eligible Employee for a Plan Year that is not part of the Eligible Employee’s base salary, wages or commissions but is based on the Eligible Employee’s performance under certain pre-agreed criteria for the Employer during the Plan Year, including, but not limited to amounts received under the Long-Term Incentive Program and any other bonus or incentive program. Unless the context clearly indicates otherwise, a Bonus includes a Performance-Based Bonus.
     (f) Code. The Internal Revenue Code of 1986, as amended from time to time.
     (g) Company. Fisher Scientific International Inc. or any successor thereto.
     (h) Distributions. The standard form of payment shall be a single lump sum payment in Shares as determined by the Management Subcommittee to the extent permitted by Code Section 409A and regulations thereunder.
     (i) Effective Date. January 1, 2006.
     (j) Eligible Employee. Any Employee who is (i) among a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA), and (ii) designated by the Management Subcommittee as eligible to make contributions under Article II of the Plan.
     (k) Employee. Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to an Employer (or who would be receiving such remuneration except for an authorized leave of absence).
     (l) ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.
     (m) Employer. The Company, or a successor thereto which adopts the Plan, and its Related Employers.
     (n) Management Subcommittee. The Management Subcommittee of the Compensation Committee of the Board of Directors. The Management Subcommittee has the authority to oversee the administration of the Plan.
     (o) Participant. Any Eligible Employee who meets the eligibility requirements for participation in the Plan as set forth in Article II and who has an Account under the Plan.
     (p) Performance-Based Bonus. Subject to additional guidance and/or regulations issued by the Treasury Department and/or the IRS, a Performance-Based Bonus is a Bonus that is based on services performed over a period of at least twelve (12) months and that satisfies the following:
     (i) the payment of the Bonus or the amount of the Bonus is contingent on the satisfaction of organizational or individual performance criteria; and

     (ii) the performance criteria are not substantially certain to be met at the time a deferral election is permitted.
A Performance-Based Bonus may include payments based on subjective performance criteria, except that:
     (i) any subjective performance criteria must relate to the performance of the Participant, a group of service providers that includes the Participant, or a business unit for which the Participant provides services (which may include the entire Employer); and
     (ii) the determination that any subjective performance criteria have been met must not be made by the Participant or a family member of the Participant (as defined in Code Section 267(c)(4) applied as if the family of an individual includes the spouse of any member of the family).
     (q) Plan. The Fisher Scientific International Inc. Deferred Compensation Plan, as set forth herein, and as such Plan may be amended from time to time hereafter.
     (r) Plan Year. The fiscal year of the Plan, which is the twelve (12) consecutive month period beginning January 1 and ending December 31.
     (s) Related Employers. With respect to the Company, a controlled group of corporations (as defined in Code Section 414(b)), trades or business (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Sections 414(m) and (o)).
     (t) Reporting Person. Eligible Employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.
     (u) Separation from Service or Separate from Service. A termination of employment occurring when an Employee ceases to be an Employee of the Employer. An Eligible Employee does not “Separate from Service” or have a “Separation from Service” if, in connection with a change of employment, the Employee’s new employer is an Employer (as defined in Section 1.1(n)).
     (v) Shares. The common shares, with $.01 per share par value, of the Company.
     (w) Total Disability. For purposes of the Plan, Total Disability means:
     (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or
     (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering the Employer’s employees.
     1.2 General Provisions. The masculine wherever used herein shall include the feminine; singular and plural forms are interchangeable. Certain terms of more limited application have been defined in the provisions to which they are principally applicable. The division of the Plan into Articles and Sections with captions is for convenience only and is not to be taken as limiting or extending the meaning of any of its provisions.
ARTICLE II
ELIGIBILITY AND PARTICIPATION
     2.1 General Eligibility Conditions. To become eligible to participate in the Plan, an individual must be (a) among a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and (b) designated as an Eligible Employee by the Management Subcommittee to make Base Salary or Bonus deferral contributions under the Plan. In order to receive a benefit under the Plan, however, a Participant must also meet the requirements of Sections 2.2 and 2.3.
     2.2 Specific Conditions for Active Participation. To participate actively in the Plan (i.e., to make deferrals hereunder), an Eligible Employee must execute or acknowledge either a Base Salary and/or Bonus deferral agreement, or otherwise agree to defer some or all of his Base Salary or Bonus in accordance with such other procedures, including electronic enrollment, as are established by the Management Subcommittee from time to time (the “Deferral Agreement”). A Participant’s Deferral Agreement shall be maintained by or on behalf of the Management Subcommittee and must be executed, acknowledged, filed or submitted electronically within thirty (30) days of first becoming eligible to participate in the Plan and, for all subsequent deferral elections after initial participation:
     (a) For a Performance-Based Bonus, no later than six (6) months before the end of the twelve (12)-month performance period for which the Performance-Based Bonus is awarded;
     (b) If the Bonus is not a Performance-Based Bonus, in advance of the beginning of the Plan Year during which such Bonus is expected to be earned;
     (c) If a Base Salary deferral, in advance of the beginning of the Plan Year; or
     (d) At such other time as may be required by guidance and regulations issued under Code Section 409A.
     An election to participate and defer Base Salary or Bonus shall be irrevocable with respect to the amounts to which it applies and may be amended, revoked or suspended by the Participant only effective as of the January 1st following the amendment, revocation or suspension in accordance with procedures established by the Management Subcommittee, unless regulations or other guidance issued under Code Section 409A permit amendment, revocation or suspension as of some other time.

     2.3 Eligibility List; Suspension of Active Participation. The Management Subcommittee shall maintain a written list of those Employees who then qualify as Eligible Employees under the Plan. Any Participant not listed as an Eligible Employee for a given Plan Year shall cease to have the right to defer any amounts for such Plan Year. However, any amounts credited to the Account of a Participant whose participation is suspended shall otherwise continue to be maintained under the Plan in accordance with its terms.
     2.4 Termination of Participation. Once an Eligible Employee becomes a Participant, such individual shall continue to be a Participant until such individual ceases: (i) to be described as an Eligible Employee, and (ii) to have any vested interest in the Plan (as a result of distributions made to such Participant or his Beneficiary, if applicable, or otherwise).
ARTICLE III
DEFERRAL CONTRIBUTIONS
     3.1 Deferral Contributions. Pursuant to the provisions of Article II and this Article III, a Participant and the Employer may, by mutual agreement, provide for deferred and postponed payment of a portion of the Participant’s Base Salary or Bonus which otherwise would be paid for the applicable Plan Year(s) for services to be rendered in such year(s) (referred to as “Deferral Contributions”). All elections to defer all or part of Base Salary or Bonus must be made in accordance with Section 2.2 above. A Participant who is an Eligible Employee may defer up to one hundred percent (100%) of his Base Salary and/or Bonus. The Management Subcommittee may, in its discretion, establish and change from time to time a minimum and maximum amount that may be so deferred by Participants. Elections shall be made in accordance with procedures established by the Management Subcommittee. In addition, special limitations may be established by the Management Subcommittee to apply to the deferral of any amount that a Participant is expected to receive.
     3.2 Suspension of Deferrals. Deferral Contributions hereunder will be automatically suspended during any unpaid leave of absence or temporary layoff. Deferral Contributions suspended in accordance with the provisions of this paragraph shall be automatically resumed, without the necessity of any action by the Participant, upon return to employment at the expiration of such suspension period.
     3.3 Record of Account. Solely for the purpose of measuring the amount of the Employer’s obligations to each Participant or his Beneficiaries under the Plan, the Management Subcommittee will maintain a separate bookkeeping record as an “Account,” for each Participant in the Plan. The Management Subcommittee will credit a Participant’s Deferral Contributions for each Plan Year to the Participant’s Account from time to time as the deferred amounts otherwise would have been earned by the Participant.
     Unless the Management Subcommittee, in its sole discretion, provides for another method of investing amounts under the Plan, a Participant’s Account shall be invested in whole Shares. Any surplus cash shall be held separately and invested in Shares when sufficient value has been achieved. On the date when Deferral Contributions are credited to the Participant’s Account, the Management Subcommittee shall direct that such Deferral Contributions be applied toward the purchase of Shares and will credit the Participant’s Account with a number of Shares having a Value equal to the Participant’s Deferral Contributions. For purposes of this Plan, the “Value” of a Share on a particular day shall mean the closing trading price of a Share on the New York Stock Exchange on that day (or, if there is no trading of the Shares on that day, on the most recent previous date on which trading occurred).
     If any Organic Change shall occur, a Participant’s Account shall be adjusted so as to reflect such Shares, securities or assets (including cash) as are issued or payable with respect to or in exchange for the number of Shares credited thereto immediately before such Organic Change. An “Organic Change” includes the recapitalization, reorganization, reclassification, consolidation, or merger of the Company, or any sale of all or substantially all of the Company’s assets to another person or entity, or any other transaction which is effected in such a way that holders of Shares are entitled to receive (either directly or upon subsequent liquidation) other stock, securities, or assets with respect to or in exchange for Shares.
     (a) Dividends Credited to Participants who are not Reporting Persons. To the extent that dividends are payable on Shares held in the Accounts of Participants who are not Reporting Persons, special rules shall apply. If a dividend or other distribution is in the form of cash, such cash shall be used to purchase additional Shares for the Account of the Participant. If a dividend or other distribution is in the form of Shares, the number of Shares so credited shall equal the number of such Shares (and fractions thereof) distributed with respect to the Shares deemed to be held in the Participant’s Account as of the Dividend Record Date.
     (b) Dividends Credited for Reporting Persons. With respect to a Participant who is a Reporting Person on the Dividend Payment Date, the cash value of the dividend or other distribution shall be invested in Shares under the Plan, as determined by the Management Subcommittee in its sole discretion.
     3.4 Rabbi Trust. In order to satisfy the Employer’s obligations under the Plan, the Company will establish or utilize a pre-existing deferred compensation trust that qualifies as a so-called “rabbi trust” that meets applicable requirements of Code Section 409A.
ARTICLE IV
VESTING
     A Participant always will be one hundred percent (100%) vested in the Deferral Contributions credited to his Account and earnings allocable thereto.
ARTICLE V
DISTRIBUTION OF BENEFITS
     5.1 General Timing Rule. Pursuant to the Participant’s election made at the time of enrollment or any subsequent election made in each case in accordance with the provisions of Section 409A of the Code, a Participant or the Participant’s Beneficiary shall receive payment of the amounts credited to his Account as soon as administratively practicable following the earliest of:
(a)	The date of the Participant’s Separation from Service;

(b)	The date of the Participant’s death;

(c)	The date the Participant becomes Totally Disabled; or

(d)	A specified date, if earlier.
The Management Subcommittee may establish regular payment processing dates and change the same from time to time in its discretion, provided there are at least two (2) such dates each Plan Year.
     5.2 Exceptions to the General Timing Rule.
     (a) Distributions to Key Employees. A Participant who is a “specified employee” (as defined in Code Section 409A and the regulations thereunder) and is entitled to a distribution due to a Separation from Service may not receive a distribution under the Plan until a date that is at least six months after the date of the Separation from Service.
     (b) Domestic Relations Order. A payment of all or part of the Shares in the Participant’s Account may be made to a spouse, former spouse or other dependent under the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)). The Management Subcommittee shall determine whether a payment should be made pursuant to the terms of a domestic relations order and the time and form of such payment.
     (c) Conflict of Interest. A payment of all or part of the Shares in the Participant’s Account may be made if necessary to comply with a certificate of divestiture (as defined in Code Section 1043(b)(2)).
     (d) De minimis Amount. If the Value of a Participant’s Account is less than $10,000, a payment may be made of all of the Shares in the Participant’s entire Account on or before the later of:
     (i) the December 31st of the calendar year in which the Participant Separates from Service with the Employer; or
     (ii) the date that is 2-1/2 months after the Participant’s Separation from Service with the Employer.
     (e) Employment Taxes. A Participant may receive a payment of the Shares in his Account before the date set forth in Section 5.1 to the extent necessary to pay the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Sections 3101 and 3121(v)(2) on amounts deferred under the Plan (the “FICA Amount”). In addition, a Participant may receive a payment of the Shares in his Account before the date set forth in Section 5.1 to pay the income tax at source on wages imposed under Code Section 3401 on the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. The total payment of Shares under this Section 5.2(e) shall not exceed the aggregate of the FICA Amount and the income tax withholding related to such FICA Amount.
     5.3 Distribution upon Death. In the event of the death of the Participant prior to the commencement of the distribution of benefits under the Plan, such benefits shall be paid to the Beneficiary or Beneficiaries designated by the Participant, beginning as soon as practicable after the Participant’s death. Such benefits shall be paid in the form of a single lump sum payment of all Shares in the Participant’s Account.
     5.4 Distribution in the Event of Total Disability. Upon the Participant’s Total Disability, the Participant shall be eligible to receive payment of the Shares credited to his Account commencing as soon as practicable after the Management Subcommittee is satisfied of the determination of the existence of a Total Disability with respect to such Participant.
ARTICLE VI
PLAN ADMINISTRATION
     6.1 Administration. The Plan shall be administered by the Management Subcommittee as an unfunded deferred compensation plan that is not intended to meet the qualification requirements of Code Section 401.
     6.2 Management Subcommittee. The Management Subcommittee will operate and administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the discretionary authority to interpret the Plan, the discretionary authority to determine all questions relating to the rights and status of Eligible Employees and Participants, and the discretionary authority to make such rules and regulations for the administration of the Plan as are not inconsistent with the terms and provisions hereof or applicable law, as well as such other authority and powers relating to the administration of the Plan, except such as are reserved by the Board. All decisions made by the Management Subcommittee shall be final. If a benefit determination regarding one or more members of the Management Subcommittee is required, such determination shall be made by the Compensation Committee of the Board.
     Without limiting the powers set forth herein, the Management Subcommittee shall have the power (a) to change or waive any requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan; (b) to determine the times and places for holding meetings of the Management Subcommittee and the notice to be given of such meetings; (c) to employ such agents and assistants, such counsel (who may be counsel to the Company), and such clerical and other services as the Management Subcommittee may require in carrying out the provisions of the Plan; and (d) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Management Subcommittee.
     The members of the Management Subcommittee and the Company and its officers and directors, shall be entitled to rely upon all valuations, certificates and reports furnished by any funding agent or service provider, upon all certificates and reports made by an accountant, and upon all opinions given by any legal counsel selected or approved by the Management

Subcommittee, and the members of the Management Subcommittee and the Company and its officers and directors shall, except as otherwise provided by law, be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of a funding agent, service provider, accountant or counsel.
     6.3 Statement of Participant’s Account. The Management Subcommittee shall, as soon as practicable after the end of each Plan Year, provide to each Participant a statement setting forth the Account of such Participant under Section 3.3 as of the end of such Plan Year. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Management Subcommittee within thirty (30) days after providing such statement to the Participant. Account statements may be provided more often than annually in the discretion of the Management Subcommittee.
     6.4 Filing Claims. Any Participant, Beneficiary or other individual (hereinafter a “Claimant”) entitled to benefits under the Plan, or otherwise eligible to participate herein, shall be required to make a claim with the Management Subcommittee (or its designee) requesting payment or distribution of such Plan benefits (or written confirmation of Plan eligibility, as the case may be), on such form or in such manner as the Management Subcommittee shall prescribe. Unless and until a Claimant makes proper application for benefits in accordance with the rules and procedures established by the Management Subcommittee, such Claimant shall have no right to receive any distribution from or under the Plan.
     6.5 Notification to Claimant. If a Claimant’s application is wholly or partially denied, the Management Subcommittee (or its designee) shall, within ninety (90) days, furnish to such Claimant a written notice of its decision. Such notices shall be written in a manner calculated to be understood by such Claimant, and shall contain at least the following information:
     (a) the specific reason or reasons for such denial;
     (b) specific reference to pertinent Plan provisions upon which such denial is based;
     (c) a description of any additional material or information necessary for such Claimant to perfect his claim, and an explanation of why such material or information is necessary; and
     (d) an explanation of the Plan’s claim review procedure describing the steps to be taken by such Claimant, if he wishes to submit his claim for review.
     6.6 Review Procedure. Within sixty (60) days after the receipt of such notice from the Management Subcommittee, such Claimant, or the duly authorized representative thereof, may request, by written application to the Plan, a review by the Management Subcommittee of the decision denying such claim. In connection with such review, such Claimant, or duly authorized representative thereof, shall be entitled to receive any and all documents pertinent to the claim or its denial and shall also be entitled to submit issues and comments in writing. The decision of the Management Subcommittee upon such review shall be made promptly and not later than sixty (60) days after the receipt of such request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the Management Subcommittee’s receipt of a request for review. Any such decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.
     6.7 Payment of Expenses. All costs and expenses incurred in administering the Plan shall be paid by the Employer.
     6.8 Special Restrictions Applicable to Shares. Notwithstanding any other provision of this Plan or any Deferral Agreement, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions:
     (a) Listing or approval for listing upon official notice of issuance of such Shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Shares;
     (b) Any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Chairman of the Board shall, in his absolute discretion upon the advice of counsel, deem necessary or advisable; and
     (c) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Chairman of the Board shall, in his absolute discretion upon the advice of counsel, determine to be necessary or advisable.
Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.
     6.9 Shares Available. Shares payable under the Plan may be taken from authorized but unissued Shares, treasury Shares, Shares held in a rabbi trust for purposes of the Plan, or purchased on the open market.
ARTICLE VII
AMENDMENT AND TERMINATION
     7.1 Amendment. The Company has reserved, and does hereby reserve, the right at any time and from time to time by action of the Board (or by action of the Management Subcommittee if and to the extent that the Board has delegated the authority to amend the provisions of the Plan) to amend, modify or alter any or all of the provisions of the Plan without the consent of any Eligible Employees or Participants; provided, however, that no amendment shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of the Plan as in effect prior to such action. Any such amendment, modification or alteration shall be expressed in an instrument executed by an authorized officer or officers of the Company or a member of the Management Subcommittee, and shall become effective as of the date designated in such instrument.

     7.2 Termination. The Company reserves the right to suspend, discontinue or terminate the Plan, at any time in whole or in part; provided, however, that a suspension, discontinuance or termination of the Plan shall not accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Plan, unless otherwise specifically so determined by the Company and permitted by applicable law, relieve the Company of its obligations to make payments to any person then entitled to payments under the Plan, or reduce any existing Account balance.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     8.1 Employment Relationship. Nothing in the adoption of the Plan nor the crediting of Deferral Contributions (and earnings thereon) shall confer on any Participant the right to continued employment by the Employer, or affect in any way the right of the Employer to terminate his employment at any time. Any question as to whether and when there has been a termination of a Participant’s employment, and the cause of such termination, shall be determined by the Management Subcommittee, and its determination shall be final.
     8.2 Facility of Payments. Whenever, in the opinion of the Management Subcommittee, a person entitled to receive any payment, or installment thereof, is under a legal disability or is unable to manage his financial affairs, the Management Subcommittee shall have the discretionary authority to direct payments to such person’s legal representative or to a relative or friend of such person for his benefit; alternatively, the Management Subcommittee may in its discretion apply the payment for the benefit of such person in such manner as the Management Subcommittee deems advisable. Any such payment or application of benefits made in good faith in accordance with the provisions of this Section shall be a complete discharge of any liability of the Company, Employer and Management Subcommittee with respect to such payment or application of benefits.
     8.3 Funding. All benefits under the Plan are unfunded and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets in order to assure the payment of any amounts under the Plan; provided, however, that in order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Participant’s Employer, and neither the Participant nor his Beneficiary shall have any rights in or against any amounts credited under the Plan or any other specific assets of the Company or Employer. All amounts credited under the Plan to the benefit of a Participant shall constitute general assets of the Participant’s Employer and may be disposed of by the Employer at such time and for such purposes as it may deem appropriate.
     8.4 Anti-Assignment. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant, a Participant’s spouse, or any Beneficiary should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to benefits under the Plan, then those rights, in the discretion of the Management Subcommittee, shall cease. In this case, the Management Subcommittee may hold or apply the benefits at issue or any part thereof for the benefit of the Participant, the Participant’s spouse, or Beneficiary in such manner as the Management Subcommittee may deem proper.
     8.5 Unclaimed Interests. If the Management Subcommittee shall at any time be unable to make distribution or payment of benefits hereunder to a Participant or any Beneficiary of a Participant by reason of the fact that his whereabouts is unknown, the Management Subcommittee shall so certify, and thereafter the Management Subcommittee shall make a reasonable attempt to locate such missing person. If such person continues missing for a period of three (3) years following such certification, the interest of such Participant in the Plan shall, in the discretion of the Management Subcommittee, be distributed to the Beneficiary of such missing person.
     8.6 References to Code, Statutes and Regulations. Any and all references in the Plan to any provision of the Code, ERISA, or any other statute, law, regulation, ruling or order shall be deemed to refer also to any successor statute, law, regulation, ruling or order.
     8.7 Liability. The Employer, and its directors, officers and employees, shall be free from liability, joint or several, for personal acts, omissions, and conduct, and for the acts, omissions and conduct of duly constituted agents, in the administration of the Plan, except to the extent that the effects and consequences of such personal acts, omissions or conduct shall result from willful misconduct. However, this Section shall not operate to relieve any of the aforementioned from any responsibility or liability for any responsibility, obligation, or duty that may arise under ERISA.
     8.8 Tax Consequences of Deferral Contributions. The income tax consequences to Participants of Deferral Contributions under the Plan shall be determined under applicable federal, state and local tax law and regulation.
     8.9 Company as Agent for Related Employers. Each Employer shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authority hereby conferred upon the Company by the terms of the Plan, including but not limited to the power to amend and terminate the Plan. The Company’s authority shall continue unless and until the related employer terminates its participation in the Plan.
     8.10 Governing Law; Severability. The Plan shall be construed according to the laws of the State of New Hampshire, including choice of law provisions, and all provisions hereof shall be administered according to the laws of that State, except to the extent preempted by federal law. A final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event that any one or more of the provisions of the Plan shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.
     8.11 Taxes. The Company shall be entitled to withhold any taxes from any distribution hereunder or from other compensation then payable, as it believes necessary, appropriate, or required under relevant law.

MANAGEMENT SUBCOMMITTEE OF FISHER SCIENTIFIC INTERNATIONAL INC.

Paul M. Meister

Kevin P. Clark